Exhibit 99.1

HUDSON ACQUISITION I CORP.

AUDIT COMMITTEE CHARTER

Adopted on May 31, 2021

1.	Purpose

There shall be a Committee of the Board of Directors (the “Board”) of Hudson Acquisition I Corp., a Delaware corporation (the “Company”), to be known as the Audit Committee (the “Committee”) whose membership, authority and responsibilities shall be as set out in this Audit Committee Charter. The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities, primarily through overseeing management’s conduct of the Company’s accounting and financial reporting process and systems of internal accounting and financial controls; selecting, retaining and monitoring the independence and performance of the Company’s outside auditors, including overseeing the audits of the Company’s financial statements, approving any non-audit services; and providing an avenue of communication among the outside auditors, management and the Board.

2.	Composition/Qualifications

2.1	The Committee shall have at least three (3) members at all times, each of whom must be a member of the Board and must be independent as required by applicable law and applicable stock exchange listing rules (the “Listing Rules”). A member of the Committee shall be considered independent if (a) he or she is not an employee of the Company; (b) he or she does not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than in connection with serving on the Committee, any other Board committee or as a member of the Board; (c) he or she is not an “affiliated person” of the Company or any Company subsidiary as defined by rules of the Securities and Exchange Commission (“SEC”), including rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Listing Rules; and (d) he or she meets all other requirements for independence imposed by law and the Listing Rules from time to time.

2.2	All members of the Committee shall have a practical knowledge of finance and accounting and be able to read and understand fundamental financial statements from the time of their respective appointments to the Committee. In addition, members may be required to participate in continuing education if required by applicable law or the Listing Rules.

2.3	At least one member of the Committee shall be an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K, unless otherwise determined by the Board, and at least one member shall meet the financial sophistication standards under the Listing Rules.

2.4	Each member of the Committee shall be appointed by the Board and shall serve until the earlier to occur of the date on which he or she shall be replaced by the Board, resigns from the Committee or resigns from the Board.

3.	Meetings

3.1	The Committee shall meet as frequently as required, but no less than four times annually and at least quarterly. The Board shall name a chairperson of the Committee, who shall prepare and/or approve an agenda in advance of each meeting and shall preside over meetings of the Committee. In the absence of the chairperson, the Committee shall select a chairperson for that meeting. A majority of the members of the Committee shall constitute a quorum and the act of a majority of the members present at a meeting where a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent of its members. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

3.2	The Committee is governed by the rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Articles of Incorporation, as amended and Amended and Restated Bylaws of the Company, or (c) the Delaware General Corporation Law.

3.3	The Committee shall, through its chairperson, report regularly to the Board following the meetings of the Committee, addressing such matters as the quality of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the outside auditors, the performance of any internal audit function and other matters related to the Committee’s functions and responsibilities.

3.4	The Committee shall at least annually meet separately with each appropriate member of the Company’s management, the Company’s chief financial officer and the Company’s outside auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

4.	Responsibilities, Duties And Powers

4.1	One of the Committee’s principal responsibility is oversight. The Company’s management is responsible for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for auditing and/or reviewing those financial statements. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

4.2	The designation or identification of a member of the Committee as an “audit committee financial expert” does not impose on such person any duties, obligations, or liability that are greater than the duties, obligations, and liability imposed on such person as a member of the Committee and Board of Directors in the absence of such designation or identification and the designation or identification of a member of the Committee as an “audit committee financial expert” does not affect the duties, obligations, or liability of any other member of the Committee or Board of Directors.

4.3	In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and retain outside consultants and legal, financial and other advisors at the Company's expense, to advise the Committee. The Committee shall have the sole authority and responsibility to engage or terminate any outside advisor and to approve the terms of any such engagement and the fees of any such advisor.

The Committee’s specific duties, responsibilities and powers are as set forth below.

5.	Financial Reporting

5.1	Review and discuss with management and the independent auditor the Company’s annual audited financial statements and related disclosures, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report on Form 10-K and the results of the independent auditor’s audit of the Company’s annual financial statements including the accompanying footnotes and the independent auditor’s report, and determine whether to recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

5.2	Review and discuss with management and the independent auditor the Company’s quarterly financial statements and related disclosures, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Quarterly Report on Form 10-Q and the results of the independent auditor’s review of the quarterly financial statements, prior to the filing of its Form 10-Q.

5.3	In connection with each quarterly and annual report of the Company, review the contents of the Chief Executive Officer and Chief Financial Officer certifications to be furnished or filed with the SEC under Sections 302 and 906 of Sarbanes-Oxley.

5.4	Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” financial information that is not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), as well as financial information and earnings guidance provided to analysts and rating agencies. The Chair of the Committee may represent the entire Committee for purposes of this review.

5.5	Prepare the audit committee report required to be included in the Company’s annual proxy materials.

5.6	Review and discuss with the Company’s management and independent auditors significant accounting and reporting principles, practices and procedures applied in preparing the financial statements and any major changes to the Company’s accounting or reporting principles, practices or procedures, including those required by professional or regulatory pronouncements and actions, as brought to its attention by management or the independent auditors.

5.7	Review, evaluate and discuss the nature and extent of any significant changes in U.S. accounting principles, the application of accounting principles and all critical accounting policies with the independent auditors and the Company’s management.

5.8	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, rule changes and U.S. GAAP matters, as well as off-balance sheet structures, on the Company’s financial statements.

5.9	Prior to filing an audit report relating to audited financial statements, receive, review and discuss the independent auditors’ report required to be provided by the auditors under Section 204 of Sarbanes-Oxley.

5.10	Review findings or communications from the independent auditors regarding any (i) fraud involving senior management and any fraud, whether caused by senior management or other employees, that causes a material misstatement of the financial statements and/or (ii) illegal acts involving senior management that come to the auditors’ attention as well as other illegal acts unless they are clearly inconsequential.

5.11	Review and discuss with management any Current Reports on Form 8-K relating to auditing, accounting or financial reporting.

6.	Internal Controls

6.1	Review annually the adequacy and quality of the Company’s financial and accounting staff, the need for and scope of internal audit reviews, and the plan, budget and the designations of responsibilities for any internal audit.

6.2	Review the performance and material findings of internal audit reviews.

6.3	Review annually with the independent auditors any significant matters regarding the Company’s internal controls and procedures over financial reporting that have come to their attention during the conduct of their annual audit, and review whether any internal control recommendations made by the auditors have been implemented by management.

6.4	Review major risk exposures (whether financial, operating or otherwise) and the guidelines and policies that management has put in place to govern the process of monitoring, controlling and reporting such exposures.

6.5	Review and evaluate at least annually the Company’s policies and procedures for maintaining and investing cash funds and for hedging.

6.6	Review and discuss with management and the independent auditors the effect of accounting and regulatory initiatives and off-balance sheet structures on financial statements.

6.7	Review, evaluate and discuss with the independent auditors and management, management’s report on internal controls over financial reporting and the related auditor’s attestation report, as required by Section 404 of Sarbanes-Oxley. In particular, information regarding any deficiencies, weaknesses or changes in internal controls should be sought and discussed with management and the independent auditors.

6.8	Evaluate whether management is setting the appropriate “tone at the top” by communicating the importance of internal controls and ensuring that all supervisory and accounting employees understand their roles and responsibilities with respect to internal controls.

7.	Independent Auditor

7.1	Be directly responsible for the appointment (subject to shareholder ratification, if applicable), retention, termination, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

7.2	Review and discuss with the independent auditors:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within U.S. GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7.3	Approve all audit and permissible non-audit services to be provided by the independent auditor, establish a policy for the Committee’s pre-approval of audit and non-audit services to be provided by the independent auditor and annually review and pre-approve the audit and non-audit services that are to be covered by the pre-approval policy.

7.4	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures; (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; (c) any steps taken to deal with any such issues; and (d) all relationships between the independent auditor and the Company. Evaluate at least annually the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence and including a review and evaluation of the lead partner of the independent auditor team, taking into account the opinions of management. The Committee shall present its conclusions with respect to the independent auditor to the Board.

7.5	Discuss, as needed, with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 114 (previously No. 61), as amended from time to time, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

7.6	Prior to engaging the independent auditor to perform an audit of the Company’s financial statements, (a) obtain from the independent auditor a formal written statement delineating all relationships between the accountants and the Company, consistent with Public Company Accounting Oversight Board Rule 3526; (b) actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the auditor’s objectivity and independence; and (c) recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy the Board of the independence of the auditor.

7.7	Oversee the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

7.8	Establish hiring policies for employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

7.9	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

7.10	Obtain from the independent auditors assurance that they have complied with Section 10A of the Exchange Act and the rules promulgated thereunder, as amended from time to time.

7.11	Confirm with the independent auditor that it is aware of no violations of Rule 13b2-2 under the Exchange Act relating to improper influence on the conduct of audits.

7.12	Meet with the independent auditor prior to the audit to discuss the proposed scope, planning and staffing of the audit, and receive confirmation from the independent auditor that no limitations have been placed on the scope or nature of their audit, plan or procedure. Review the fees and other significant compensation to be paid to the independent auditor.

8.	Process Improvement

8.1	Establish regular and separate systems of reporting to the Committee by each of management and the independent auditor regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

8.2	Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

9.	Compliance with Corporate Business Conduct and Ethics Policies

9.1	Review with management, the independent auditors and legal counsel, as the Committee deems appropriate, actions taken to ensure compliance with any code of ethics or conduct for the Company established by the Board.

9.2	Review at least annually the Company’s code of ethics adopted to comply with Section 406 of the Sarbanes-Oxley Act.

9.3	Evaluate whether management is setting the appropriate “tone at the top” by communicating the importance of the Company’s ethics and conduct codes.

10.	Funding

10.1	The Company must provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

11.	Other

11.1	Review and advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations relevant to the scope of the Committee’s responsibilities.

11.2	Review with the Company’s internal and outside counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

11.3	Review and approve any and all transactions involving the Company and a related party on an ongoing basis, with particular attention to potential conflicts of interest. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K.

11.4	Review the findings of any examinations by regulatory agencies.

11.5	Discuss with management and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

11.6	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

11.7	Respond as it determines to be appropriate (after consulting with legal counsel selected by the Committee) to any report of evidence of a material violation of the securities laws that the Committee receives from the Company’s chief legal officer, if any, or from any attorney appearing and practicing before the SEC in the representation of the Company.

11.8	Review, reassess the adequacy of and update this Charter periodically, at least annually, as conditions dictate and recommend any proposed changes to the Board for approval.

11.9	Conduct a review and evaluation, at least annually, of the performance of the Committee and its members, including a review of the compliance of the Committee with this Charter.

11.10	Undertake such additional actions within the scope of its primary functions as the Board or Committee shall determine.